EXHIBIT 23.1

MANNING ELLIOTT
Chartered Accountants
11th Floor
1050 West Pender Street
Vancouver, B.C. V6E 3S7
Phone (604) 714-3600
Fax (604) 714-3669

CONSENT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors of
Immulabs Corporation

We consent to the use of our report dated March 19, 2002 on the financial statements of Immulabs Corp. as of December 31, 2001 that are included in the Form 10-KSB, which is included, by reference in the Company's Form S-8.

Dated this 24th day of March, 2003.

Manning Elliott
Chartered Accountants

/s/ Manning Elliott